Exhibit 99.1

Reynolds American Inc. Commences Registered Exchange Offers

Winston-Salem, N.C. – November 18, 2015: Reynolds American Inc. (NYSE: RAI) announced the commencement of exchange offers for:

•	up to $414,793,000 of its new 3.500% Senior Notes due 2016 (the “new 2016 notes”) for up to $414,793,000 of its existing 3.500% Senior Notes due 2016 (the “old 2016 notes”);

•	up to $447,092,000 of its new 2.300% Senior Notes due 2017 (the “new 2017 notes”) for up to $447,092,000 of its existing 2.300% Senior Notes due 2017 (the “old 2017 notes”);

•	up to $668,689,000 of its new 8.125% Senior Notes due 2019 (the “new 2019 notes”) for up to $668,689,000 of its existing 8.125% Senior Notes due 2019 (the “old 2019 notes”);

•	up to $641,462,000 of its new 6.875% Senior Notes due 2020 (the “new 2020 notes”) for up to $641,462,000 of its existing 6.875% Senior Notes due 2020 (the “old 2020 notes”);

•	up to $473,689,000 of its new 3.750% Senior Notes due 2023 (the “new 2023 notes”) for up to $473,689,000 of its existing 3.750% Senior Notes due 2023 (the “old 2023 notes”);

•	up to $236,748,000 of its new 8.125% Senior Notes due 2040 (the “new 2040 notes”) for up to $236,748,000 of its existing 8.125% Senior Notes due 2040 (the “old 2040 notes”); and

•	up to $240,197,000 of its new 7.000% Senior Notes due 2041 (the “new 2041 notes”) for up to $240,197,000 of its existing 7.000% Senior Notes due 2041 (the “old 2041 notes”).

RAI originally issued the old 2016 notes, the old 2017 notes, the old 2019 notes, the old 2020 notes, the old 2023 notes, the old 2040 notes and the old 2041 notes (collectively, the “old notes”) in private offerings, not registered under the Securities Act of 1933, as amended (the “Securities Act”), on July 15, 2015. The old notes were issued in exchange for notes originally issued by Lorillard Tobacco Company.

In connection with the issuance of the old notes, RAI entered into a registration rights agreement in which it undertook to offer to exchange the old notes for new notes registered under the Securities Act. The new notes consist of the new 2016 notes, the new 2017 notes, the new 2019 notes, the new 2020 notes, the new 2023 notes, the new 2040 notes and the new 2041 notes. Pursuant to an effective registration statement on Form S-4, filed with the Securities and Exchange Commission (the “SEC”), certain holders of the old notes will be able to exchange the old notes for the corresponding series of new notes in an equal principal amount. The new notes are substantially identical to the old notes of the corresponding series, except that the new notes will have been registered under the Securities Act and will not bear any legend restricting transfer, and except that the registration rights and additional interest provisions pertaining to the old notes will not apply to the new notes.

The exchange offers will expire at 5:00 p.m., New York City time, on December 17, 2015, unless extended. Tenders of old notes must be made before the exchange offers expire and may be withdrawn any time prior to expiration of the exchange offers.

The terms of the exchange offers are set forth in a prospectus dated November 18, 2015. Documents related to the offers, including the prospectus and the associated letter of transmittal, have been filed with the SEC, and may be obtained from the exchange agent, The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon Corporation, Corporate Trust Operations- Reorganization Unit, 111 Sanders Creek Parkway, East Syracuse, NY 13057, Attention: Pamela Adamo, telephone (315) 414-3317. The exchange offers are subject to certain conditions set forth in the exchange offer documents.

This announcement is neither an offer to buy nor a solicitation of an offer to sell any of RAI’s securities. The exchange offers are being made only pursuant to the exchange offer documents, which have been filed with the SEC, and include the prospectus and letter of transmittal.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are forward-looking statements. When used in this press release, forward-looking statements include, without limitation, statements regarding the completion and other timing aspects of the exchange offers and RAI’s expectations, beliefs or intentions that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Some of these risks, contingencies and other uncertainties are set forth in the Prospectus related to the exchange offers under the headings “Risk Factors” and “Forward-Looking Statements,” in RAI’s Annual Report on Form 10-K for the year ended December 31, 2014 under the heading “Risk Factors” and in RAI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Financial Condition—Cautionary Information Regarding Forward-Looking Statements,” as the same may be updated in subsequent RAI reports. These risks and uncertainties include those associated with participating, or declining to participate, in the exchange offers, and the risk that the conditions to the exchange offers may not be satisfied or waived. RAI disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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